Exhibit 4.1

JIAYUAN.COM INTERNATIONAL LTD.

Number	Share[s]

Incorporated under the laws of the Cayman Islands

Share capital is US$100,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.001 each

THIS IS TO CERTIFY THAT                                                    is the registered holder of                 Share[s] in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                   day of                                by:

DIRECTOR